Exhibit 99.1

NeoStem, Inc. Appoints Financial Expert with Broad International Experience to the Board of Directors and to Serve as Chairman of the Company's Audit Committee

NEW YORK, June 10 /PRNewswire/ -- NeoStem, Inc. (NYSE Amex: NBS), which is pioneering the pre-disease collection, processing and long-term storage of adult stem cells for future medical need, announced today it has appointed to its Board of Directors Drew Bernstein, CPA and Managing Partner of Bernstein & Pinchuk LLP, to serve as the Chairman of the Company's Audit Committee.

Mr. Bernstein co-founded Bernstein & Pinchuk LLP (B&P) in 1983, a fast growing accounting firm headquartered in New York, which is an independent member of the BDO Seidman Alliance. His early recognition of the global marketplace and his extensive travel in the People's Republic of China ("PRC") resulted in the aggressive expansion of the firm's services to the PRC where he has established associate offices to better serve expanding client needs. In addition, his diverse experience in retail, manufacturing, hospitality, professional practices and real estate contributed to the expansion of the firm's client base abroad. Fluent in the French language, Mr. Bernstein serves as an accountant and business advisor worldwide, providing specialized auditing and accounting services to public and non-public companies throughout the United States of America, China, Europe and Africa.

Robin Smith, M.D., MBA, NeoStem's Chief Executive Officer, said, "We are very pleased to welcome Mr. Bernstein to the Board of NeoStem and as chair of our Audit Committee. His broad international business experience will provide the insight and expertise we need as we grow our nationwide network of stem cell collection centers, expand our business operations into China, develop our VSEL (very small embryonic-like stem cells) technology with the University of Louisville, and strengthen our focus on international medical tourism to serve people seeking medical treatments not yet available in their own nations. Mr. Bernstein's diverse knowledge and abilities will support our successful growth in these complex arenas."

Mr. Bernstein stated, "I'm delighted to join the Board of NeoStem Inc. I look forward to working with the highly intelligent, creative people that Dr. Smith has assembled and to helping this extraordinary Company advance its innovative potential."

About NeoStem, Inc.

NeoStem is developing a network of adult stem cell collection centers that are focused on enabling people to donate and store their own (autologous) stem cells when they are young and healthy for their personal use in times of future medical need. The Company has also entered into research and development through the acquisition of a worldwide exclusive license to technology to identify and isolate VSELs (very small embryonic-like stem cells), which have been shown to have several physical characteristics that are generally found in embryonic stem cells and is pursuing other technologies to advance its position in the field of stem cell tissue regeneration.

For more information, please visit: www.neostem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company's other periodic filings with the Securities and Exchange Commission. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

CONTACT:
        NeoStem, Inc.
        Robin Smith, Chief Executive Officer
        T: 212-584-4180
        E: rsmith@neostem.com